EXHIBIT 3.3

BY-LAWS
COAL MOUNTAIN TECHNOLOGIES, INC.

ARTICLE I - OFFICES

The principal  office of the corporation in the State of Arizona shall be located at PO Box 9892-9892, in the city of Phoenix,  county of Maricopa.  The corporation  may have such other offices,  either within or without the State of incorporation  as the board of directors may designate or as the business of the corporation may from time to time require.

ARTICLE II - STOCKHOLDERS

     1. ANNUAL MEETING.  The annual meeting of the stockholders shall be held on the 2nd Wednesday of January in each year,  beginning  with the year 2007 at the hour of 1 o'clock  P.M.  local time for the purpose of the election of directors and for the  transaction  of such other business as may come before the meeting.

If the day fixed for the annual  meeting  shall be a legal  holiday such meeting shall be held on the next succeeding business day.

     2. SPECIAL MEETINGS. Special meetings of the stockholders,  for any purpose or  purposes,  unless  otherwise  prescribed  by  statute,  may be called by the president or by a director,  and shall be called by the president at the request of the  holders of not less than fifty one (51)  percent of all the  outstanding shares of the corporation entitled to vote at the meeting.

     3. PLACE OF MEETING.  The directors may designate any place,  either within or without the state unless  otherwise  prescribed  by statute,  as the place of meeting  for  any  annual  meeting  or for any  special  meeting  called  by the directors.  A waiver of notice signed by all stockholders  entitled to vote at a meeting may  designate  any place,  either  within or without  the state  unless otherwise  prescribed by statute,  as the place for holding such meeting.  If no designation is made, or if a special meeting be otherwise  called,  the place of meeting shall be the principal office of the corporation.

     4. NOTICE OF MEETING.  Written or printed notice stating the place, day and hour of the meeting  and, in the case of a special  meeting is called,  shall be delivered  not less than ten (10) days nor more than twenty (20) days before the date of the  meeting,  either  personally  or by mail,  by the  direction of the president,  or secretary,  or the director calling the meeting.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the  stockholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

     5. CLOSING OF TRANSFER  BOOKS OR FIXING OF RECORD DATE.  For the purpose of determining  stockholders  entitled  to notice of or to vote at any  meeting  of stockholders or any  adjournment  thereof,  or stockholders  entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose,  the directors of the corporation may provide that the stock transfer  books shall be closed for a stated period but not to exceed,  in any case twenty (20) days. If the stock transfer books be closed for the purpose of  determining  stockholders  entitled  to notice of or to vote at a meeting of stockholders,  such  books  shall  be  closed  for at  least  twenty  (20)  days immediately preceding such meeting. In lieu of closing the stock transfer books, the  directors  may  fix in  advance  a date as the  record  date  for any  such determination of stockholders,  such date in any case to be not more than twenty (20) days and, in case of a meeting of stockholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of stockholders  entitled to notice of or to vote at a meeting of stockholders,  or stockholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the  resolution  of the  directors declaring such dividend is adopted, as the case may be, shall be the record date for such  determination  of  stockholders.  When a determination of stockholders entitled  to vote at any  meeting of  stockholders  has been made as provided in this section, such determination shall apply to any adjournment thereof.

     6. VOTING LIST.  The officer or agent having  charge of the stock  transfer books  for the  shares of the  corporation  shall  make,  at least ten (10) days before each meeting of stockholders, a complete list of stockholders entitled to vote at such  meeting,  or any  adjournment  thereof,  arranged in  alphabetical order,  with the address of and number of shares held by each, which list, for a period  of the (10)  days  prior to such  meeting,  shall be kept on file at the principal  office of the  corporation  and shall be subject to inspection by any stockholder  at any time during usual  business  hours.  Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder  during the whole time of the meeting.  The original  transfer  book  shall  be  prima  facie  evidence  as to who  are  the stockholders  entitled to examine such list or transfer  books or to  vote at the meeting of stockholders.

     7.  QUORUM. At any meeting of stockholders fifty one (51) percent of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If less than said number of the outstanding shares are represented at a meeting, a majority of the outstanding shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting originally noticed. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

     8. PROXIES. At all meetings of the stockholders,  a stockholder may vote by proxy executed in writing by the stockholder or by his duly authorized  attorney in fact. Such proxy shall be filed with the secretary of the corporation  before or at the time of the meeting.

     9. VOTING.  Each shareholder  entitled to vote in accordance with the terms and provisions of the  certificate of  incorporation  and these by-laws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such shareholder.  Upon the demand of any stockholder, the vote for directors  and upon any  question  before the  meeting  shall be by ballot. All elections for directors shall be decided by plurality vote; all other questions shall be decided by majority vote except as otherwise provided by  the Certificate of Incorporation or the laws of Nevada.

     10.  ORDER OF  BUSINESS.  The  order of  business  at all  meetings  of the stockholders, shall be as follows:

       a.     Roll Call.
       b.     Proof of notice of meeting or waiver of notice .
       c.     Reading of minutes of preceding meeting.
       d.     Reports of Officers.
       e.     Reports of Committees.
       f.     Election of Directors.
       g.     Unfinished Business.
       h.     New Business.

     11. INFORMAL ACTION BY STOCKHOLDERS.  Unless otherwise provided by law, any action required to be taken at a meeting of the stockholder, or any other action which  may be taken at a meeting  of the  stockholders,  may be taken  without a meeting if a consent in  writing,  setting  forth the action so taken,  shall be signed by all of the  stockholders  entitled to vote with respect to the subject matter thereof.

ARTICLE III - BOARD OF DIRECTORS

     1. GENERAL  POWERS.  The business and affairs of the  corporation  shall be managed by its board of  directors.  The  directors  shall in all cases act as a board,  and they may adopt such rules and  regulations  for the conduct of their meetings and the  management of the  corporation,  as they may deem proper,  not inconsistent with these by-laws and the laws of the State of Nevada.

     2.  NUMBER,  TENURE  AND  QUALIFICATIONS.  The number of  directors  of the corporation  shall be a  minimum  of one (1) and a  maximum  of nine  (9).  Each director  shall hold office until the next annual  meeting of  stockholders  and until his successor shall have been elected and qualified.

     3.  REGULAR  MEETINGS.  A regular  meeting of the  directors  shall be held without other notice than this by-law  immediately  after, and at the same place as,  the  annual  meeting  of  stockholders.   The  directors  may  provide,  by resolution,  the time and place  for  holding  of  additional  regular  meetings without other notice than such resolution.

     4. SPECIAL MEETINGS.  Special meetings of the directors may be called by or at the  request of the  president  or any two  directors.  The person or persons authorized  to call  special  meetings  of the  directors  may fix the place for holding any special meeting of the directors called by them.

     5. NOTICE.  Notice of any special  meeting  shall be given at least one day previously  thereto by written notice  delivered  personally,  or by telegram or mailed to each director at his business address. If mailed, such notice shall be deemed to be delivered  when  deposited in the United  States mail so addressed, with postage  thereon  prepaid.  The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express  purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

     6.  QUORUM.  At any  meeting  of the  directors  fifty (50)  percent  shall constitute  a quorum  for the  transaction  of  business,  but if less than said number is present at a meeting,  a majority of the directors present may adjourn the meeting from time to time without further notice.

     7. MANNER OF ACTING.  The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the directors.

     8. NEWLY CREATED  DIRECTORSHIPS AND VACANCIES.  Newly created directorships resulting from an increase in the number of directors and vacancies occurring on the board for any reason  except the removal of directors  without  cause may be filled by a vote of the majority of the directors then in office,  although less than a quorum exists.  Vacancies occurring by reason of the removal of directors without cause shall be filled by vote of the stockholders. A director elected to fill a vacancy caused by resignation,  death or removal shall be elected to hold office for the unexpired term of his predecessor.

     9. REMOVAL OF  DIRECTORS.  Any or all of the  directors  may be removed for cause by vote of the  stockholders  or by action of the board.  Directors may be removed without cause only by vote of the stockholders.

     10. RESIGNATION. A director may resign at any time by giving written notice to the  board,  the  president  or the  secretary  of  the  corporation.  Unless otherwise  specified  in the  notice,  the  resignation  shall take  effect upon receipt  thereof  by the  board  or  such  officer,  and the  acceptance  of the resignation shall not be necessary to make it effective.

     11. COMPENSATION.  No compensation shall be paid to directors, as such, for their  services,  but by  resolution  of the board a fixed sum and  expenses for actual  attendance  at each  regular  or  special  meeting  of the  board may be authorized. Nothing herein contained shall be construed to preclude any director from serving the  corporation in any other  capacity and receiving  compensation therefor.

     12. EXECUTIVE AND OTHER COMMITTEES. The board, by resolution, may designate from  among its  members  an  executive  committee  and other  committees,  each consisting of one (1) or more directors.  Each such committee shall serve at the pleasure of the board.

ARTICLE IV - OFFICERS

     1.  NUMBER.  The  officers of the  corporation  shall be the  president,  a secretary and a treasurer,  each of whom shall be elected by the directors. Such other officers and assistant  officers as may be deemed necessary may be elected or appointed by the directors.

     2.  ELECTION  AND TERM OF OFFICE.  The  officers of the  corporation  to be elected by the directors  shall be elected  annually at the first meeting of the directors held after each annual meeting of the stockholders. Each officer shall hold  office  until his  successor  shall  have been duly  elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

     3. REMOVAL.  Any officer or agent elected or appointed by the directors may be removed by the directors  whenever in their judgment the best interest of the corporation would be served thereby, but such removal shall be without prejudice to contract rights, if any, of the person so removed.

     4.  VACANCIES.  A vacancy  in any  office  because  of death,  resignation, removal,  disqualification or otherwise,  may be filled by the directors for the unexpired portion of the term.

     5. PRESIDENT. The president shall be the principal executive officer of the corporation  and,  subject  to the  control of the  directors,  shall in general supervise  and control all of the  business and affairs of the  corporation.  He shall,  when  present,  preside at all meetings of the  stockholders  and of the directors.  He may  sign,  with  the  secretary  or any  proper  officer  of the corporation  thereunto  authorized by the directors,  certificates for shares of the corporation,  any deeds,  mortgages,  bonds, contracts, or other instruments which the directors  have  authorized to be executed,  except in cases where the directors or by these by-laws to some other officer or agent of the corporation, or shall be required by law to be otherwise  signed or executed;  and in general shall  perform  all duties  incident to the office of  president  and such other duties as may be prescribed by the directors from time to time.

     6.  CHAIRMAN OF THE BOARD.  In the absence of the president or in the event of his  death,  inability  or  refusal  to act,  the  chairman  of the  board of directors  shall assume the duties of the president,  and when so acting,  shall have  all  the  powers  of and be  subject  to all  the  restrictions  upon  the president.  The  chairman of the board of  directors  shall  perform  such other duties as from time to time may be assigned to him by the directors.

     7. SECRETARY. The secretary shall keep the minutes of the stockholders' and of the directors'  meetings in one or more books provided for that purpose,  see that all  notices  are duly given in  accordance  with the  provisions  of these by-laws or as required, be custodian of the corporate records and of the seal of the  corporation  and  keep a  register  of the  post  office  address  of  each stockholder which shall be furnished to the secretary by such stockholder,  have general  charge of the stock transfer  books of the  corporation  and in general perform all the duties incident to the office of secretary and such other duties as  from  time  to  time  may be  assigned  to him  by the  president  or by the directors.

     8. TREASURER. If required by the directors, the treasurer shall give a bond for the  faithful  discharge  of his duties in such sum and with such  surety or sureties, as the directors shall determine.  He shall have charge and custody of and be responsible for all funds and securities of the corporation;  receive and give  receipts  for moneys due and  payable to the  corporation  from any source whatsoever,  and deposit all such money in the name of the  corporation  in such banks,  trust companies or other depositories as shall be selected in accordance with these  by-laws  and in general  perform  all of the duties  incident to the office of  treasurer  and such other duties as from time to time may be assigned to him by the president or by the directors.

   9. SALARIES. The directors shall fix the salaries of the officers from time to time and no officer shall be prevented  from  receiving such salary by reason of fact that he is also a director of the corporation.

ARTICLE V - STOCK

   1. CERTIFICATES. The shares of stock shall be represented by consecutively  numbered certificates signed in the name of the Corporation by its President or Vice President and the Secretary  or an Assistant  Secretary,  and shall be sealed with the seal of the Corporation,  or with a facsimile  thereof.  The signatures of the Corporation's officers  on such  certificates  may  also be  facsimiles  if a  transfer  agent countersigns  the  certificate,  or  registered  by a  registrar  other than the Corporation  itself or an employee of the  Corporation.  In case any officer who has signed or whose  facsimile  signature has been placed upon such  certificate shall have ceased to be an officer before such certificate is issued,  it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue.  Certificates  of stock shall be in such form consistent with law as shall be prescribed by the Board of Directors.  No  certificate  shall be issued until the shares represented thereby are fully paid.

   2. New Certificates. No new certificates  evidencing  shares shall be issued unless and until the old certificate or  certificates,  in lieu of which the new  certificates is issued, shall be surrendered for cancellation, except as provided in paragraph 2 of this Article V.

   3. Restrictions of transfer. No  certificate   shall  be  issued  or  re-issued   without  a  restriction  of transferability clearly imprinted thereupon unless registered as required by law or an exemption from registration is available.

ARTICLE VI - CONTRACTS, LOANS, CHECKS, AND DEPOSITS

     1. CONTRACTS. The directors may authorize any officer or officers, agent or agents,  to enter into any contract or execute and deliver any instrument in the name of and on behalf of the  corporation,  and such authority may be general or confined to specific instances.

     2. LOANS.  No loans shall be contracted on behalf of the corporation and no evidences of  indebtedness  shall be issued in its name unless  authorized  by a resolution  of the  directors.  Such  authority  may be general or  confined  to specific instances.

     3. CHECKS,  DRAFTS, ETC. All checks,  drafts or other orders for payment of money,  notes or  other  evidences  of  indebtedness  issued  in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation  and in such  manner  as shall  from time to time be  determined  by resolution of the directors.

     4. DEPOSITS.  All funds of the corporation not otherwise  employed shall be deposited  from time to time to the  credit of the  corporation  in such  banks, trust companies or other depositaries as the directors may select.

ARTICLE VII - FISCAL YEAR

The fiscal year of the corporation  shall begin on the 1st day of June each year.

ARTICLE VIII - DIVIDENDS

The  directors  may from  time to time  declare,  and the  corporation  may pay, dividends  on its  outstanding  shares  in the  manner  and upon the  terms  and conditions provided by law.

ARTICLE IX - SEAL

The directors  shall provide a corporate  seal,  which shall be circular in form and shall  have  inscribed  thereon  the name of the  corporation,  the state of incorporation, year of incorporation and the words, "Corporate Seal".

ARTICLE X - WAIVER OF NOTICE

Unless otherwise provided by law, whenever any notice is required to be given to any  stockholder  or director of the  corporation  under the provisions of these by-laws or under the  provisions  of the  articles  of  incorporation,  a waiver thereof in writing,  signed by the person or persons  entitled  to such  notice, whether before or after the time stated therein,  shall be deemed  equivalent to the giving of such notice.

ARTICLE XI - AMENDMENTS

These by-laws may be altered, amended or repealed and new by-laws may be adopted by a vote of the  stockholders  representing a majority of all the shares issued and  outstanding,  at  any  annual  stockholders'  meeting  or  at  any  special stockholders' meeting when the proposed amendment has been set out in the notice of such meeting.